Exhibit 99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement No. 333-145540 on Form N-14 of our report dated November 28, 2006, January 29, 2007 as to the effects of the restatement discussed in Note 13 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 13), relating to the financial statements and financial highlights of Lord Abbett Municipal Income Trust, including Florida Series and Michigan Series appearing in the Annual Report on Form N-CSR/A of Lord Abbett Municipal Income Trust for the year ended September 30, 2006, and to the reference to us within the introductory paragraph of the Statement of Additional Information, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York

September 26, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement No. 333-145540 on Form N-14 of our report dated November 28, 2006, January 29, 2007 as to the effects of the restatement discussed in Note 13 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 13), relating to the financial statements and financial highlights of Lord Abbett Municipal Income Fund, Inc., including Lord Abbett National Tax-Free Income Fund, Lord Abbett Minnesota Tax-Free Income Fund, Lord Abbett Texas Tax-Free Income Fund, and Lord Abbett Washington Tax-Free Income Fund appearing in the Annual Report on Form N-CSR/A of Lord Abbett Municipal Income Fund, Inc. for the year ended September 30, 2006, and to the reference to us within the introductory paragraph of the Statement of Additional Information, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York

September 26, 2007